Exhibit (a)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------
                          GIVE THE
FOR THIS TYPE OF          SOCIAL SECURITY
ACCOUNT:                  NUMBER OF --
---------------------------------------------
1.   An individual's      The individual
     account

2.   Two or more          The actual owner of
     individuals (joint   the account or, if
     account)             combined funds, the
                          first individual on
                          the account(1)

3.   Custodian account    The minor(2)
     of a minor (Uniform
     Gift to Minors Act)

4.   a. The usual         The grantor-
        revocable         trustee(1)
        savings trust
        account (grantor
        is also trustee)

     b. So-called trust   The actual owner(1)
        account that is
        not a legal or
        valid trust
        under state law
---------------------------------------------
                          GIVE THE
                          EMPLOYER
FOR THIS TYPE OF          IDENTIFICATION
ACCOUNT:                  NUMBER OF --
---------------------------------------------

5.   Sole proprietorship  The owner(4)
     account

6.   A valid trust,       The legal entity
     estate, or pension   (Do not furnish the
     trust                identifying number
                          of the personal
                          representative or
                          trustee unless the
                          legal entity itself
                          is not designated
                          in the account
                          title.)(5)

7.   Corporate account    The corporation

8.   Religious,           The organization
     charitable, or
     educational
     organization
     account

9.   Partnership account  The partnership
     held in the name of
     the business

10.  Association, club,   The organization
     or other tax-exempt
     organization

11.  A broker or          The broker or
     registered nominee   nominee

12.  Account with the     The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     state or local
     government, school
     district, or
     prison) that
     receives
     agricultural
     program payments

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----------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show your individual name. You may also enter your business name. You may use either your Social Security number or your Employer Identification number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except (11). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in item (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1) A corporation.

(2) An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

(3) The United States or any agency or instrumentality thereof.

(4) A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

(5) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

(6) An international organization or any agency or instrumentality thereof.

(7) A foreign central bank of issue.

(8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

(9) A real estate investment trust.

(10) A common trust fund operated by a bank under Section 584(a) of the Code.

(11) A futures commission merchant registered with the Commodity Futures Trading Commission.

(12) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15) An exempt charitable remainder trust, or a non-exempt trust described in
    Section 4947(a)(1) of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

- Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

- Payments on tax-free covenant bonds under Section 1451 of the Code.

- Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 OR W-8BEN (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041(a), 6045, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE